Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES THIRD QUARTER 2020 FINANCIAL AND OPERATING RESULTS

Midland, TX (November 2, 2020) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2020.

THIRD QUARTER 2020 HIGHLIGHTS

•Generated third quarter cash flow from operating activities of $542 million. Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) was $434 million
•Generated third quarter Free Cash Flow (as defined and reconciled below) of $153 million
•Q3 2020 cash operating costs of $7.61 per BOE; including cash general and administrative ("G&A") expenses of $0.42 per BOE and lease operating expenses ("LOE") of $3.86 per BOE
•Declared Q3 2020 cash dividend of $0.375 per share payable on November 19, 2020; implies a 5.8% annualized yield based on the October 30, 2020 share closing price of $25.96
•Ended the third quarter with a net cash position of $68 million and had no borrowings outstanding on Diamondback's credit facility. Standalone liquidity of $2,068 million as of September 30, 2020
•Repurchased all $10 million in principal amount of the outstanding 2027 Energen Resources Corporation 7.35% Medium Term Notes
•Lowering LOE and G&A unit guidance by a combined $0.40 per BOE at the midpoint of each full year 2020 guidance range, implying estimate of total cash cost savings of over $43 million for the full year 2020
•Current drilling and completion costs in the Midland Basin are ~$450 per lateral foot, with an estimated additional $60 to $80 of equip cost per lateral foot
•Current drilling and completion costs in the Delaware Basin are between $600 and $700 per lateral foot, with an estimated additional $100 to $150 of equip costs per lateral foot
•Completed an average of over 3,300 lateral feet per day per completion crew in the Midland Basin using Simul-Frac technology during the quarter
•Flared 0.5% of net production in the third quarter, down 74% year over year. For the first nine months of 2020, flared 0.9% of net production, down 54% year over year
•Recycled 25.1% of water used for completion operations in the third quarter, up 24% year over year. For the first nine months of 2020, recycled 21.4% of water used for completion operations, up 53% year over year

PREVIOUSLY ANNOUNCED THIRD QUARTER 2020 HIGHLIGHTS

•Q3 2020 average production of 170.0 MBO/d (287.3 MBOE/d)
•Q3 2020 cash capital expenditures of $281 million; Q3 2020 activity-based capital expenditures incurred of approximately $206 million
•Q3 2020 average realized hedged prices of $38.17 per barrel of oil, $12.09 per barrel of natural gas liquids and $0.95 per Mcf of natural gas, resulting in a total equivalent price of $26.22 per BOE
•Q3 2020 average unhedged realized prices of $38.75 per barrel of oil, $12.09 per barrel of natural gas liquids and $1.11 per Mcf of natural gas, resulting in a total equivalent price of $26.75 per BOE
•Drilled 32 gross operated horizontal wells and turned 41 wells to production in the third quarter

“Diamondback continued our trend of cost reductions in the third quarter, with LOE and G&A remaining near all-time lows and capital costs per lateral foot continuing to decline to new records. Our drilling and completion operations continue to become more efficient, and we are beginning to see the benefits from high-grading our development program after the downturn began earlier this year. We are on track to meet our fourth quarter average production target of between 170,000 and 175,000 barrels of oil per day and expect this to be the baseline for our development plan in 2021. We expect to execute on this maintenance capital plan with 25% - 35% less capital than 2020 which implies a reinvestment ratio of approximately 70% at $40 WTI,” stated Travis Stice, Chief Executive Officer of Diamondback.

Mr. Stice continued, “We still firmly believe that the concept of production growth should not be considered until commodity prices recover and global inventories return to normalized levels, and any form of material production growth will only magnify the issues our industry is fighting today. Therefore, Diamondback's investment framework and capital allocation philosophy at current oil prices remain very simple and have not changed: protect our base dividend, spend maintenance capital to hold oil production flat, and use excess Free Cash Flow to pay down debt. We operate in a cyclical business, and while this downturn has been as severe as any in industry history, Diamondback has the size, scale, balance sheet, asset quality and cost structure to weather a prolonged downturn and thrive in the inevitable upcycle.”

Mr. Stice continued, "Diamondback is committed to environmental stewardship and delivering best-in-class performance in reducing our carbon footprint. While owning and operating assets that are positioned on the low end of the global oil cost of supply curve is most important to our stockholders, we recognize it is also important to own and operate assets that are also positioned on the low end of the greenhouse gas emissions cost of supply curve. Diamondback supports public policies that eliminate routine flaring as long as those policies protect the safety of our operations and consider flaring contributions from all segments of the oil and gas industry. Upstream and midstream operators must continue to work together to address the flaring issue for our industry. Flaring was responsible for over 50% of Diamondback's Scope 1 emissions in 2019. With flaring per net BOE produced down 54% year to date, our Scope 1 emissions have materially declined this year, demonstrating our commitment to environmental responsibility."

OPERATIONS UPDATE

The tables below provide a summary of operational activity for the third quarter 2020.

Total Activity (Gross Operated):
Area	Number of Wells Drilled	Number of Wells Completed
Midland Basin	22	25
Delaware Basin	10	16
Total	32	41

Total Activity (Net Operated):
Area	Number of Wells Drilled	Number of Wells Completed
Midland Basin	20	25
Delaware Basin	10	16
Total	30	41

During the third quarter of 2020, Diamondback drilled 22 gross horizontal wells in the Midland Basin and ten gross horizontal wells in the Delaware Basin. The Company turned 25 operated horizontal wells to production in the Midland Basin and 16 operated horizontal wells to production in the Delaware Basin. The average lateral length for the wells completed during the third quarter was 9,881 feet. Operated completions during the third quarter consisted of 16 Wolfcamp A wells, nine Middle Spraberry wells, six Lower Spraberry wells, five Wolfcamp B wells and five Second Bone Spring wells.

During the nine months ended September 30, 2020, the Company drilled 183 gross horizontal wells and turned 136 operated horizontal wells to production. The average lateral length for wells completed during the first nine months of 2020 was 9,955 feet, and consisted of 67 Wolfcamp A wells, 17 Lower Spraberry wells, 17 Middle Spraberry wells, 16 Wolfcamp B wells, 11 Second Bone Spring wells, five Third Bone Spring wells and three Jo Mill wells.

FINANCIAL UPDATE
Diamondback's third quarter 2020 net loss was $1,113 million, or $7.05 per diluted share. Adjusted net income (a non-GAAP financial measure as defined and reconciled below) was $98 million, or $0.62 per diluted share. Third quarter 2020 net loss includes a non-cash impairment charge of $1,451 million as a result of the lower SEC Pricing because of the sharp decline in commodity prices.

Third quarter 2020 Consolidated Adjusted EBITDA (as defined and reconciled below) was $496 million. Adjusted EBITDA net of non-controlling interest was $477 million.

Third quarter 2020 average unhedged realized prices were $38.75 per barrel of oil, $1.11 per Mcf of natural gas and $12.09 per barrel of natural gas liquids, resulting in a total equivalent unhedged price of $26.75/BOE.

Diamondback's cash operating costs for the third quarter of 2020 were $7.61 per BOE, including LOE of $3.86 per BOE, cash G&A expenses of $0.42 per BOE and production and ad valorem taxes and gathering and transportation expenses of $3.33 per BOE.

As of September 30, 2020, Diamondback had $68 million in standalone cash and no borrowings outstanding under its revolving credit facility, with approximately $2 billion available for future borrowing under the facility and $2,068 million of total liquidity.

During the third quarter of 2020, Diamondback spent $219 million on drilling and completion, $39 million on midstream, $16 million on infrastructure and $7 million on non-operated properties, for total capital expenditures of $281 million. For the nine months ended September 30, 2020, the Company spent $1,347 million on drilling and completion, $133 million on midstream, $96 million on infrastructure and $57 million on non-operated properties, for total capital expenditures of $1,633 million.

DIVIDEND DECLARATION

Diamondback announced today that the Company's Board of Directors declared a cash dividend of $0.375 per common share for the third quarter of 2020 payable on November 19, 2020, to stockholders of record at the close of business on November 12, 2020. Future dividends remain subject to review and approval at the discretion of the Company's Board of Directors.

FULL YEAR 2020 GUIDANCE

Below is Diamondback's guidance for the full year 2020. Diamondback lowered its full year 2020 guidance for LOE to between $4.00 to $4.20 per BOE and cash G&A expense to between $0.45 to $0.55 per BOE. Diamondback also lowered its full year 2020 guidance for Depreciation, Depletion & Amortization ("D,D&A") to between $11.00 to $13.00 per BOE.

	2020 Guidance	2020 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Total net production – MBOE/d	290.0 - 305.0	26.00 - 26.50
Oil production – MBO/d	178.0 - 182.0	15.75 - 16.00

Unit costs ($/BOE)
Lease operating expenses, including workovers	$4.00 - $4.20
G&A
Cash G&A	$0.45 - $0.55	$0.60 - $0.80
Non-cash equity-based compensation	$0.30 - $0.40	$0.10 - $0.25
D,D&A	$11.00 - $13.00	$9.50 - $11.00
Interest expense (net of interest income)	$1.75 - $1.95	$3.25 - $3.50
Gathering and Transportation	$1.25 - $1.35

Production and ad valorem taxes (% of revenue)(a)	7% - 8%	7% - 8%
Corporate tax rate (% of pre-tax income)	23%

Gross horizontal wells completed (net)	170 - 200 (153 - 180)
Average lateral length (Ft.)	~10,000'
Midland Basin net lateral feet (%)	~60%
Delaware Basin net lateral feet (%)	~40%

Capital Budget ($ - million)
Horizontal drilling and completion	$1,565 - $1,630
Midstream (ex. long-haul pipeline investments)	$125 - $150
Infrastructure	$110 - $120
2020 Capital Spend	$1,800 - $1,900
(a)Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2020 on Tuesday, November 3, 2020 at 8:00 a.m. CT. Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 2493666. A telephonic replay will be available from 11:00 a.m. CT on Tuesday, November 3, 2020 through Tuesday, November 10, 2020 at 11:00 a.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 2493666. A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site. A replay will also be available on the website following the call.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including the current adverse industry and macroeconomic conditions, depressed commodity prices, production levels, any potential regulatory actions that impose production limits in the Permian Basin, the impact and duration of the ongoing COVID-19 pandemic, acquisitions and sales of assets, future dividends, production, drilling and capital expenditure plans, impact of impairment charges and effects of hedging arrangements. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission ("SEC"), including its reports on Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	September 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$92	$123
Restricted cash	7	5
Accounts receivable:
Joint interest and other, net	67	186
Oil and natural gas sales, net	224	429
Inventories	33	37
Derivative instruments	15	46
Income tax receivable	100	19
Prepaid expenses and other current assets	20	24
Total current assets	558	869
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($7,879 million and $9,207 million excluded from amortization at September 30, 2020 and December 31, 2019, respectively)	27,305	25,782
Midstream assets	1,026	931
Other property, equipment and land	135	125
Accumulated depletion, depreciation, amortization and impairment	(11,031)	(5,003)
Property and equipment, net	17,435	21,835
Equity method investments	532	479
Derivative instruments	—	7
Deferred tax assets, net	75	142
Investment in real estate, net	104	109
Other assets	56	90
Total assets	$18,760	$23,531
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable - trade	$95	$179
Accrued capital expenditures	309	475
Current maturities of long-term debt	191	—
Other accrued liabilities	329	304
Revenues and royalties payable	219	278
Derivative instruments	86	27
Total current liabilities	1,229	1,263
Long-term debt	5,656	5,371
Derivative instruments	108	—
Asset retirement obligations	112	94
Deferred income taxes	978	1,886
Other long-term liabilities	8	11
Total liabilities	8,091	8,625
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 157,849,848 and 159,002,338 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	2	2
Additional paid-in capital	12,615	12,357
Retained earnings (accumulated deficit)	(3,065)	890
Total Diamondback Energy, Inc. stockholders’ equity	9,552	13,249
Non-controlling interest	1,117	1,657
Total equity	10,669	14,906
Total liabilities and equity	$18,760	$23,531

Diamondback Energy, Inc.
Condensed Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Oil, natural gas and natural gas liquid sales	$707	$956	$2,002	$2,798
Lease bonus	—	1	—	4
Midstream services	12	16	37	51
Other operating income	1	2	5	7
Total revenues	720	975	2,044	2,860
Costs and expenses:
Lease operating expenses	102	128	332	364
Production and ad valorem taxes	55	61	148	180
Gathering and transportation	33	25	105	54
Midstream services	26	26	81	60
Depreciation, depletion and amortization	286	365	1,036	1,046
Impairment of oil and natural gas properties	1,451	—	4,999	—
General and administrative expenses	20	19	64	68
Asset retirement obligation accretion	2	1	5	6
Other operating expense	1	1	4	3
Total costs and expenses	1,976	626	6,774	1,781
Income (loss) from operations	(1,256)	349	(4,730)	1,079
Other income (expense):
Interest expense, net	(53)	(38)	(147)	(133)
Other income, net	—	2	1	5
Gain (loss) on derivative instruments, net	(99)	177	82	3
Gain (loss) on revaluation of investment	(2)	—	(9)	4
Loss on extinguishment of debt	(2)	—	(5)	—
Income (loss) from equity investments	3	—	(10)	—
Total other income (expense), net	(153)	141	(88)	(121)
Income (loss) before income taxes	(1,409)	490	(4,818)	958
Provision for (benefit from) income taxes	(304)	102	(902)	171
Net income (loss)	(1,105)	388	(3,916)	787
Net income (loss) attributable to non-controlling interest	8	20	(138)	60
Net income (loss) attributable to Diamondback Energy, Inc.	$(1,113)	$368	$(3,778)	$727

Earnings (loss) per common share:
Basic	$(7.05)	$2.27	$(23.91)	$4.44
Diluted	$(7.05)	$2.26	$(23.91)	$4.42
Weighted average common shares outstanding:
Basic	157,833	162,543	157,984	164,070
Diluted	157,833	162,780	157,984	164,466
Dividends declared per share	$0.375	$0.1875	$1.125	$0.5625

Diamondback Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Cash flows from operating activities:
Net income (loss)	$(1,105)	$388	$(3,916)	$787
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Provision for (benefit from) deferred income taxes	(304)	102	(902)	171
Impairment of oil and natural gas properties	1,451	—	4,999	—
Depreciation, depletion and amortization	286	365	1,036	1,046
(Gain) loss on derivative instruments, net	99	(177)	(82)	(3)
Cash received on settlement of derivative instruments	(9)	11	288	33
Other	16	7	68	34
Changes in operating assets and liabilities:
Accounts receivable	36	(22)	265	(116)
Accounts payable and accrued liabilities	32	30	(18)	(136)
Accrued interest	50	1	34	(29)
Revenues and royalties payable	(9)	68	(59)	64
Other	(1)	36	2	1
Net cash provided by (used in) operating activities	542	809	1,715	1,852
Cash flows from investing activities:
Drilling, completions and non-operated additions to oil and natural gas properties	(226)	(728)	(1,404)	(1,883)
Infrastructure additions to oil and natural gas properties	(16)	(21)	(96)	(104)
Additions to midstream assets	(39)	(75)	(133)	(186)
Acquisitions of leasehold interests	(25)	(184)	(89)	(311)
Acquisitions of mineral interests	—	(195)	(65)	(320)
Proceeds from sale of assets	2	301	2	301
Contributions to equity method investments	(24)	(39)	(90)	(225)
Distributions from equity method investments	9	—	27	—
Other	(1)	(31)	(7)	(16)
Net cash provided by (used in) investing activities	(320)	(972)	(1,855)	(2,744)
Cash flows from financing activities:
Proceeds from borrowings under credit facility	265	484	917	1,409
Repayments under credit facility	(848)	(195)	(1,238)	(1,168)
Proceeds from senior notes	500	—	997	—
Repayment of senior notes	(17)	—	(239)	—
Proceeds from joint venture	4	(1)	47	42
Public offering costs	—	1	—	(40)
Proceeds from public offerings	—	—	—	1,106
Repurchased shares as part of share buyback	—	(296)	(98)	(400)
Dividends to stockholders	(59)	(31)	(177)	(82)
Distributions to non-controlling interest	(15)	(29)	(77)	(79)
Other	(12)	4	(21)	(11)
Net cash provided by (used in) financing activities	(182)	(63)	111	777
Net increase (decrease) in cash and cash equivalents	40	(226)	(29)	(115)
Cash, cash equivalents and restricted cash at beginning of period	59	326	128	215
Cash, cash equivalents and restricted cash at end of period	$99	$100	$99	$100
Supplemental disclosure of cash flow information:
Interest paid, net of capitalized interest	$11	$39	$100	$115

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended September 30, 2020	Three Months Ended June 30, 2020	Three Months Ended September 30, 2019
Production Data:
Oil (MBbls)	15,639	16,045	17,064
Natural gas (MMcf)	32,505	31,857	26,271
Natural gas liquids (MBbls)	5,377	5,411	4,974
Combined volumes (MBOE)(1)	26,433	26,765	26,417

Daily oil volumes (BO/d)(2)	169,989	176,323	185,478
Daily combined volumes (BOE/d)(2)	287,315	294,126	287,138

Average Prices:
Oil ($ per Bbl)	$38.75	$21.99	$51.71
Natural gas ($ per Mcf)	$1.11	$0.63	$0.62
Natural gas liquids ($ per Bbl)	$12.09	$7.17	$11.61
Combined ($ per BOE)	$26.75	$15.39	$36.20

Oil, hedged ($ per Bbl)(3)	$38.17	$35.21	$51.84
Natural gas, hedged ($ per Mcf)(3)	$0.95	$0.33	$0.69
Natural gas liquids, hedged ($ per Bbl)(3)	$12.09	$7.17	$12.83
Average price, hedged ($ per BOE)(3)	$26.22	$22.95	$36.59

Average Costs per BOE:
Lease operating expense	$3.86	$3.85	$4.85
Production and ad valorem taxes	2.08	0.83	2.31
Gathering and transportation expense	1.25	1.35	0.95
General and administrative - cash component	0.42	0.41	0.59
Total operating expense - cash	$7.61	$6.44	$8.70

General and administrative - non-cash component	$0.34	$0.33	$0.16
Depreciation, depletion and amortization	$10.82	$12.82	$13.82
Interest expense, net	$2.01	$1.72	$1.44
(1)Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.
(2)The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.
(3)Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices. Our calculation of such effects includes realized gains and losses on cash settlements for matured commodity derivatives, which we do not designate for hedge accounting.

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income (loss) plus non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion, amortization and accretion, depreciation and interest expense related to equity method investments, impairment and abandonments related to equity method investments, (gain) loss on revaluation of investment, loss on extinguishment of debt, impairment of oil and natural gas properties, non-cash equity-based compensation expense, other non-cash transactions and provision for (benefit from) income taxes. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net (loss) income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income.

Diamondback Energy, Inc.
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(unaudited, in millions)

	Three Months Ended September 30, 2020	Three Months Ended June 30, 2020	Three Months Ended September 30, 2019
Net income (loss)	$(1,105)	$(2,411)	$388
Non-cash (gain) loss on derivative instruments, net	90	571	(166)
Interest expense, net	53	46	38
Depreciation, depletion, amortization and accretion	288	344	366
Depreciation and interest expense related to equity method investments	9	7	—
Impairment and abandonments related to equity method investments	1	16	—
(Gain) loss on revaluation of investment	2	(3)	—
Loss on extinguishment of debt	2	3	—
Impairment of oil and natural gas properties	1,451	2,539	—
Non-cash equity-based compensation expense	9	9	4
Other non-cash transactions	—	1	—
Provision for (benefit from) income taxes	(304)	(681)	102
Consolidated Adjusted EBITDA	496	441	732
Less: Adjustment for non-controlling interest	19	27	33
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$477	$414	$699

Adjusted EBITDA per common share:
Basic	$3.02	$2.62	$4.30
Diluted	$3.02	$2.62	$4.29
Weighted average common shares outstanding:
Basic	157,833	157,829	162,543
Diluted	157,833	157,958	162,780

Adjusted net income is a non-GAAP financial measure equal to net loss adjusted for non-cash loss on derivative instruments, impairment and abandonments related to equity method investments, gain on revaluation of investments, loss on extinguishment of debt, impairment of oil and natural gas properties, other income and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following table presents a reconciliation of adjusted net income to net loss:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in millions, except per share data)

	Three Months Ended September 30, 2020
	Pre-Tax Amounts	Amounts Per Diluted Share
Net loss	(1,105)	$(7.00)
Non-cash loss on derivative instruments	90	0.57
Abandoments related to equity method investments	1	0.01
Gain on revaluation of investments	2	0.01
Loss on extinguishment of debt	2	0.01
Impairment of oil and natural gas properties	1,451	9.19
Adjusted net income excluding above items	441	2.79
Income tax adjustment for above items	(334)	(2.12)
Adjusted net income(1)	107	0.68
Less: Adjusted net income attributable to non-controlling interest(1)	9	0.06
Adjusted net income attributable to Diamondback Energy, Inc.(1)	$98	$0.62
(1) Calculated using diluted shares (non-GAAP)

Operating cash flow before working capital changes, which is a non-GAAP financial measure representing net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The Company believes operating cash flow before working capital changes is an accepted measure of an oil and natural gas company’s ability to generate cash used to fund exploration, development and acquisition activities and service debt or pay dividends. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Additionally, the Company provides Free Cash Flow, which is a non-GAAP financial measure. Free Cash Flow is cash flow from operating activities before changes in working capital in excess of cash capital expenditures. The Company believes that Free Cash Flow is useful to investors as it provides a measure to compare both cash flow from operating activities and additions to oil and natural gas properties across periods on a consistent basis. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes and Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of net cash provided by operating activities to operating cash flow before working capital changes and to Free Cash Flow:

Diamondback Energy, Inc.
Operating Cash Flow
(unaudited, in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$542	$809	$1,715	$1,852
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable	36	(22)	265	(116)
Accounts payable and accrued liabilities	32	30	(18)	(136)
Accrued interest	50	1	34	(29)
Revenues and royalties payable	(9)	68	(59)	64
Other	(1)	36	2	1
Total working capital changes	108	113	224	(216)
Operating cash flow before working capital changes	$434	$696	$1,491	$2,068

Diamondback Energy, Inc.
Free Cash Flow
(unaudited, in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Operating cash flow before working capital changes	$434	$696	$1,491	$2,068

Drilling, completions and non-operated additions to oil and natural gas properties	(226)	(728)	(1,404)	(1,883)
Infrastructure additions to oil and natural gas properties	(16)	(21)	(96)	(104)
Additions to midstream assets	(39)	(75)	(133)	(186)
Total Cash CAPEX	(281)	(824)	(1,633)	(2,173)
Free Cash Flow	$153	$(128)	$(142)	$(105)

RECONCILIATION OF TOTAL DEBT TO NET DEBT

The Company defines net debt as total debt less cash and cash equivalents. Net debt should not be considered an alternative to, or more meaningful than, total debt, the most directly comparable GAAP measure. Management uses net debt to determine the Company's outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand. The Company believes this metric is useful to analysts and investors in determining the Company's leverage position because the Company has the ability to, and may decide to, use a portion of its cash and cash equivalents to reduce debt.

	September 30, 2020	Net Q3 Borrowings/(Repayments)	June 30, 2020	December 31, 2019	September 30, 2019
	(in millions)
Diamondback Energy, Inc.(a)(b)	$4,697	$(125)	$4,822	$4,391	$4,261
Viper Energy Partners LP(b)	607	(33)	640	597	410
Rattler Midstream LP(b)	585	62	523	424	103
Total debt	5,889	$(96)	5,985	5,412	4,774
Cash and cash equivalents	(92)		(51)	(123)	(100)
Net debt	$5,797		$5,934	$5,289	$4,674
(a) Includes $191 million of debt which matures on September 1, 2021.
(b) Excludes debt issuance costs, discounts, and premiums.

DERIVATIVES

The Company now has a total of 162.2 thousand barrels of crude oil per day protected in the fourth quarter of 2020, with 95% of those hedges having unlimited downside protection as a swap, put or collar. The Company has an average of 88.9 thousand barrels of crude oil per day of hedge protection in 2021 through a combination of collars and swaps. These hedge positions are consolidated to include hedges in place at Viper Energy Partners LP (“Viper”).

As of October 30, 2020, the Company had the following outstanding consolidated derivative contracts, including derivative contracts at Viper. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent pricing and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2022
Swaps - WTI (Cushing)	11,000	—	—	—	—	—
	$43.47	$—	$—	$—	$—	$—
Swaps - WTI (Magellan East Houston)	4,000	5,000	5,000	5,000	5,000	—
	$61.95	$37.78	$37.78	$37.78	$37.78	$—
Swaps - Crude Brent Oil(1)	24,200	5,000	5,000	5,000	5,000	—
	$47.62	$41.62	$41.62	$41.62	$41.62	$—
Long Puts - WTI (Cushing)	4,700	—	—	—	—	—
	$46.51	$—	$—	$—	$—	$—
Short Puts - Crude Brent Oil	—	—	—	—	—	5,000
	$—	$—	$—	$—	$—	$35.00
Calls - WTI (Cushing)(2)	8,000	—	—	—	—	—
	$45.00	$—	$—	$—	$—	$—
Costless Collars - WTI (Cushing)	45,779	13,000	11,000	10,000	10,000	—
Long Put Price ($/Bbl)	$35.92	$31.62	$30.64	$30.00	$30.00	$—
Ceiling Price ($/Bbl)	$42.29	$43.31	$43.41	$43.05	$43.05	$—
Costless Collars - WTI (Magellan East Houston)	4,000	—	—	—	—	—
Long Put Price ($/Bbl)	$39.00	$—	$—	$—	$—	$—
Ceiling Price ($/Bbl)	$49.00	$—	$—	$—	$—	$—
Costless Collars - Crude Brent Oil	64,710	76,000	76,000	60,000	60,000	—
Long Put Price ($/Bbl)	$37.59	$38.96	$38.96	$39.43	$39.43	$—
Ceiling Price ($/Bbl)	$45.63	$48.33	$48.33	$48.12	$48.12	$—
Costless Put Spreads - WTI (Magellan East Houston)	3,800	—	—	—	—	—
Short Put Price ($/Bbl)	$25.00	$—	$—	$—	$—	$—
Long Put Price ($/Bbl)	$50.00	$—	$—	$—	$—	$—
Basis Swaps - WTI (Midland)	45,087	—	—	—	—	—
	$(1.33)	$—	$—	$—	$—	$—
Argus WTL - NYMEX WTI Basis Differential	8,000	—	—	—	—	—
	$(1.31)	$—	$—	$—	$—	$—
Roll Swaps - WTI	120,000	—	—	—	—	—
	$(1.05)	$—	$—	$—	$—	$—
(1) Includes of 5,000 BO/d of swaps in the first half of 2021 whereby the counterparty has the right to extend the hedge into the second half of 2021 at an average price of $51/Bbl
(2) Includes a deferred premium at a weighted-average price of $1.89/Bbl

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2022
Natural Gas Swaps - Henry Hub	60,000	200,000	200,000	200,000	200,000	—
	$2.48	$2.65	$2.65	$2.65	$2.65	$—
Natural Gas Swaps - Waha Hub	90,000	—	—	—	—	—
	$1.58	$—	$—	$—	$—	$—
Natural Gas Basis Swaps - Waha Hub	145,000	230,000	230,000	230,000	230,000	100,000
	$(1.57)	$(0.69)	$(0.69)	$(0.69)	$(0.69)	$(0.42)

	Natural Gas Liquids (Bbls/day, $/Bbl)
	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	FY 2022
Natural Gas Liquids Swaps - Mont Belvieu Ethane	7,000	—	—	—	—	—
	$8.43	$—	$—	$—	$—	$—
Natural Gas Liquids Swaps - Mont Belvieu Propane	5,000	—	—	—	—	—
	$21.76	$—	$—	$—	$—	$—

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com